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                                                                  EXHIBIT 5.1


                        [CHAPMAN AND CUTLER LETTERHEAD]


                                October 7, 1999


                       Registration Statement on Form S-4
                       of Northern Border Pipeline Company
                       -----------------------------------

Northern Border Pipeline Company
1111 South 103rd Street
Omaha, Nebraska  68124-1000

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Northern Border Pipeline Company, a general partnership formed under the laws of Texas (the "Company"), with the Securities and Exchange Commission (the "Commission") on the date of this letter, as provided by the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company's $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2009, Series A (the "New Notes"). The New Notes are to be offered in exchange for the outstanding $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2009 (the "Existing Notes") issued and sold by the Company on August 17, 1999, as part of an offering exempt from registration under the Act. The New Notes will be issued by the Company under the Indenture (the "Indenture"), dated as of August 17, 1999, between the Company and Bank One Trust Company, N.A., successor to The First National Bank of Chicago, as trustee (the "Trustee").

        In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                (i)     the Registration Statement;

                (ii) the Indenture included as Exhibit 4.1 to the Registration Statement;

                (iii)   the form of the New Notes included in the Indenture; and
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                (iv)    The Registration Rights Agreement included as Exhibit
                        4.2 to the Registration Statement.

        In addition, we have examined those certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

        In our examination of the documents referred to above, we have assumed, without independent investigation, (i) that the New Notes will be issued substantially as described in the Registration Statement and in the form reviewed by us and that any information omitted from the form will be properly added; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents; (v) the authenticity of the latter documents; (vi) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete; and (vii) the legal capacity of all individuals who have executed any of the documents which we examined.

        We have also assumed, without independent investigation, that (i) the Indenture was duly authorized, executed and delivered by the Trustee; (ii) the Indenture is a valid and binding obligation of the Trustee; (iii) the New Notes will be issued in accordance with the Indenture as described in the Registration Statement; and (iv) the New Notes will be duly authenticated by the Trustee in accordance with the Indenture.

        In expressing the opinion set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in the documents and upon certificates of public officials and officers of the Company.

        Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

          1. The Indenture represents a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          2. When issued, authenticated and delivered in accordance with the terms of the Indenture, the New Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.


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        We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                                         Respectfully submitted,

                                                         CHAPMAN AND CUTLER

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